Exhibit 32


                       OFFICER'S CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


        In connection with the Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2004 of Tix Corporation (formerly Cinema Ride, Inc.) (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

        (1) The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                            /s/ MITCHELL J. FRANCIS
Date:  September 9, 2005               By:  ___________________________
                                            Mitchell J. Francis
                                            Chief Executive Officer and
                                            Chief Financial Officer


        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.